EXHIBIT 5.3

Vancouver	1500 - 1055 West Georgia Street, P.O. Box 11117
Toronto	Vancouver, British Columbia, Canada V6E 4N7
Ottawa	Telephone (604) 689-9111
Facsimile (604) 685-7084

March 4, 2009

GREAT BASIN GOLD LTD.

138 West Street, 4th Floor

Sandown, 2196, Sandton

South Africa 2146

and

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Ladies and Gentlemen:

Re:          Registration Statement on Form F-10

We hereby consent to the reference to us in the registration statement on Form F-10, as amended (the “Registration Statement”) and the related short form prospectus (the “Prospectus”) of Great Basin Gold Ltd. relating to the offering of units.  We also consent to the use of our firm name under the headings “Enforceability of Civil Liabilities by U.S. Investors”, “Documents Filed As Part Of The Registration Statement”, “Certain Canadian Federal Income Tax Considerations”, “Legal Matters” and “Eligibility for Investment”.  We also consent to the reference to our opinions under the headings “Eligibility for Investment” and “Canadian Federal Income Tax Considerations”, all as contained in the Prospectus included in the Registration Statement.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Yours truly,

/s/ Lang Michener LLP

LANG MICHENER LLP